UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2004 (June 24, 2004)

ThermoEnergy Corporation

(Exact name of registrant as specified in its charter)

Arkansas	33-46104-FW	71-00659511

(State or other jurisdiction of	(Commission File	(I.R.S. Identification
incorporation)	Number)	Number)

323 Center Street, Suite 1300, Little Rock, AR	72201

(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (501) 376-6477

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.
SIGNATURE
EXHIBIT INDEX
EX-99.1 PRESS RELEASE 06/29/04

Item 5. Other Events and Regulation FD Disclosure.

     On June 29, 2004, ThermoEnergy Corporation (the “Company”) issued a press release announcing (1) the death of P.L. Montesi, its President, Principal Financial Officer and Treasurer, and (2) the election by the Board of Directors of Dennis C. Cossey as the Principal Financial Officer in addition to his current duties as Chairman, Chief Executive Officer and Secretary. The press release also states that the Company will begin a search for a president and a director to fill the vacancies created by the death of Mr. Montesi. The press release is furnished as Exhibit 99.1 and attached hereto.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2004	THERMOENERGY CORPORATION
	By:	/s/ Dennis C. Cossey
Dennis Cossey
Chairman, Chief Executive Officer, Secretary and Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	ThermoEnergy Corporation Press Release dated June 29, 2004